Exhibit 99.1

Investors May Contact:

Ryan Marsh

Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Ayanna Luke

Porter Novelli

(404) 995-4526

Ayanna.luke@porternovelli.com

Asbury Automotive Group Announces New $900 Million Senior Credit Facility

DULUTH, GA – October 17, 2011 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it has entered into a new $900 million five-year syndicated credit facility with nine financial institutions and five manufacturer-affiliated finance companies.

The new syndicated credit facilities, which mature in October 2016, provide for the following:

•	up to $625 million for new vehicle inventory floorplan financing,

•	up to $100 million for used vehicle inventory floorplan financing and other general corporate purposes, and

•	up to $175 million for general corporate purposes.

The facilities also provide for the expansion of the availability thereunder, up to a total availability of $1.175 billion. The syndication was arranged through BofA Merrill Lynch, who also serves as the administrative agent. JPMorgan Chase Bank, N.A., and Wells Fargo Bank serve as co-syndication agents. Lenders in the new syndicated credit facilities include five manufacturer-affiliated finance companies - American Honda Finance Corporation, BMW Group Financial Services NA, LLC, Mercedes-Benz Financial Services USA LLC, Nissan Motor Acceptance Corporation, and Toyota Motor Credit Corporation – and nine commercial banks and other lending institutions – BofA Merrill Lynch, N.A., Bank of the West, Comerica Bank, Deutsche Bank Trust Company Americas, Flagstar Bank, FSB, JPMorgan Chase Bank, N.A., Mass Mutual Asset Finance LLC, U.S. Bank National Association, and Wells Fargo Bank, N.A.

“The new credit facility provides the operational and strategic flexibility we will need for the next five years” said Scott J. Krenz, Asbury’s Senior Vice President and CFO. “We are extremely pleased with the support from of our banking partners and look forward to continuing to build on those relationships. It was especially gratifying that over half of the facility has been committed by our manufacturing partners.”

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retail and service companies in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 80 retail auto stores, encompassing 100 franchises for the sale and servicing of 30 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury’s financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, the impact of supply challenges resulting from weather-related or other events in Japan, risks associated with Asbury’s indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury’s ability to execute its IT initiatives and other operational strategies, Asbury’s ability to leverage gains from its dealership portfolio, Asbury’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury’s ability to stay within any targeted ranges for capital expenditures. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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